THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Amendment") is entered into as of this 1st day of February, 2023 (the "Third Amendment Execution Date"), by and between BMR-201 INDUSTRIAL ROAD LP, a Delaware limited partnership ("Landlord"), and NATERA, INC., a Delaware corporation ("Tenant").

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of October 26, 2015, as amended by that certain First Amendment to Lease dated as of October 6, 2016 and that certain Second Amendment to Lease dated as of January 6, 2021 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the "Existing Lease"), whereby Tenant leases certain premises (the "Premises") from Landlord at 201 Industrial Road in San Carlos, California (the "Building");
B.WHEREAS, Landlord and Tenant desire to memorialize Tenant's obligations with respect to the Premises Dedicated Systems (as defined below); and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the "Lease." From and after the date hereof, the term "Lease," as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Premises Dedicated Systems.Notwithstanding anything to the contrary in the Lease, effective as of the Third Amendment Execution Date, any systems or equipment exclusively servicing the Premises, including (without limitation) AHl, AH3, ACl, EFl, EF4, EF5, EF6, EF7, EF9, EFl 1, EF13, EF15, EF16, EF17, EF18, and EF19 (any such system, a "Premises Dedicated System"), shall be the sole responsibility of Tenant and Landlord shall have no obligations with respect thereto.Tenant shall, at its sole cost and expense, maintain and keep any Premises Dedicated System in good condition and repair and shall otherwise be solely responsible for any repair, maintenance and/or replacement costs with respect to any such Premises Dedicated System. Tenant shall keep in full force and effect during the Term (and occupancy by Tenant, if any, after termination of this Lease) a preventative maintenance contract for quarterly, semi-annual, and· annual inspections and maintenance for each Premises Dedicated System (in each case using a qualified, licensed, bonded service provider reasonably approved by Landlord). If requested in writing by Landlord, Tenant shall provide to Landlord copies of any Premises Dedicated System

BioMed Realty form dated 5/10/22

maintenance contracts and any Premises Dedicated System maintenance reports on a quarterly basis. In the event Landlord determines that Tenant is not properly maintaining a Premises Dedicated System, Landlord may take over Tenant's responsibilities with respect to such Premises Dedicated System. Any costs or expenses incurred or payments made by Landlord as a result of Tenant failing to properly maintain a Premises Dedicated System, shall be deemed to be Additional Rent payable by Tenant within thirty (30) days of receiving an invoice therefor. Notwithstanding anything to the contrary in this Lease, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment with respect to any Premises Dedicated System.

3.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord, at Tenant's sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
4.No Default. Landlord and Tenant each represent, warrant and covenant that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
5.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Natera, Inc.

201 Industrial Road, Suite 410 San Carlos, California 94070 Attention: Controller

with a copy to:

Natera, Inc.

201 Industrial Road, Suite 410 San Carlos, California 94070 Attention: Legal Department

6.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
7.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

8.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
9.Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
10.Counterparts: Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LP,

a Delaware limited partnership

By: /s/ Dawn Saunders

Name: Dawn Saunders

Title:Vice President, Legal

TENANT:

NATERA, INC.,

a Delaware corporation

By: /s/ Sanjesh Sharma

Name: Sanjesh Sharma

Title:Vice President